STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00AM 03/17/2000
001138491 - 3117633


                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


                         DAEDALUS BUILDING SYSTEMS, INC.
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A  corporation  organized  and  existing  under  and by  virtue  of the  General
Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Daedalus Building Systems, Inc. Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to Be advisable and calling a meeting of the stockholders of said corporation for Consideration thereof. The resolutions setting forth the proposed amendment is as follows: RESOLVED, that the certificate of Incorporation of this corporation be amended By changing the Article thereof numbered "one" so that, as Amended said Article shall be and read as follows:

Amendment: The name of the corporation be changed to Daedalus Systems, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special meeting of the stockholders of said corporation was duly called and held Upon notice in accordance with Section 222 of the General Corporation Law of The state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That  saidamendment was duly adopted in accordance with the Provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by Reason of said amendment.

IN WITNESS WHEREOF, said Edward A. McCulloch Has caused this certificate to be signed by E.A. McCulloch, an Authorized Officer, This Third day of March 2000

                                               By: /s/   E.A. McCulloch
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                                                         Authorized Officer

                                             Title: Director and President
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                                              Name: E.A. McCulloch
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